WILEY

Second Quarter Fiscal 2015 Earnings Update

December 9, 2014








About Wiley

Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice and education. Through its **Research** segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The **Professional Development** segment provides digital and print books, online assessment and training services, and test prep and certification to professionals in business and finance, leadership, technology, architecture, psychology, education and other areas. In **Education**, Wiley provides education solutions including online program management services for higher education institutions and course management tools and content for instructors and students.

Safe Harbor Statement

This presentation contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Adjusted Results

The Company provides financial measures referred to as “adjusted” revenue, contribution to profit, and EPS, which exclude restructuring and impairment charges and deferred tax benefits related to a UK corporate income tax rate reduction. Variances to adjusted revenue, contribution to profit, and EPS are on a constant currency basis unless otherwise noted. Management believes the exclusion of such items provides additional information to facilitate the analysis of results. These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

Performance Summary

(millions)	Q2 2015	Q2 2014	Change	Change (ex-FX)
Revenue	$477.0	$449.2	6%	6%
Adjusted Operating Income*	$76.0	$70.3	8%	10%
Adjusted EPS*	$0.90	$0.84	7%	8%

- **Q2 Revenue of $477 million (+6% at constant currency)**
  - Growth fueled by journals (subscriptions +2% plus $10M for a backfile license) and digital solutions in Education and Professional Development
  - 60% of revenue from digital and services (vs. 53% in the prior year period)
- **Q2 Adjusted Operating Income of $76 million (+10% growth at constant currency)**
  - Increase driven by revenue growth and cost savings from restructuring
  - Continued investment in Technology, Talent Solutions and Education Services
- **Q2 Adjusted EPS of $0.90 (+8% growth at constant currency)**
- **YTD Revenue ($914.9 million, or +5%) and EPS ($1.46, or +8%) tracking to full year guidance**

**Adjusted to exclude restructuring charges, impairment charges, and deferred tax benefit in FY14*

Research

(millions)	Q2 2015	Q2 2014	% of Revenue	Change (excluding FX)
Journal Subscriptions	$168.3	$164.1	64%	2%
Funded Access	$5.1	$3.9	2%	30%
Other Journal Revenue	$36.4	$23.5	14%	55%
Total Research Communication	**$209.8**	**$191.5**	**79%**	**9%**
Print Books	$26.8	$31.1	10%	(14%)
Digital Books	$10.0	$9.4	4%	6%
Total Books and References	$36.8	$40.5	14%	(9%)
Other Research Revenue	$18.2	$21.0	7%	(13%)
TOTAL REVENUE	**$264.8**	**$252.9**	**100%**	**5%**
ADJUSTED CONTRIBUTION TO PROFIT (CTP)*	**$78.8**	**$73.1**		**9%**

- Journal Subscriptions revenue continuing to steadily grow at low single-digit rates
- Complementary Funded Access also steadily growing at strong double-digit rates
- Large backfile license ($10M in recorded revenue) signed with a national consortium in Europe
- As of November 30, CY14 journal subscriptions were up 1.8% with nearly all business closed
- Higher CTP driven by revenue growth
- Research journal organization structure simplified; Research books to align with Professional Development for synergies

**Adjusted to exclude restructuring charges in FY14*

Professional Development

(millions)	Q2 2015	Q2 2014	% of Revenue	Change (excluding FX)
Print Books	$52.7	$59.8	50%	(12%)
Digital Books	$14.5	$13.9	14%	3%
Online Test Preparation and Certification	$5.5	$4.3	5%	30%
Other Knowledge Services	$6.5	$5.9	6%	10%
Total Knowledge Services	**$79.2**	**$84.0**	**75%**	**(6%)**
Assessment	$15.2	$8.6	14%	78%
Online Learning and Development	$11.3		11%	
Total Talent Solutions	**$26.4**	**$8.6**	**25%**	**209%**
TOTAL REVENUE	**$105.7**	**$92.5**	**100%**	**14%**
ADJUSTED CONTRIBUTION TO PROFIT (CTP)*	**$9.7**	**$9.6**		**2%**

- Revenue growth from Talent Solutions acquisitions, Online Test Preparation (+30%) and post-hire assessment (+9%) more than offset Books decline (-9%)
- Talent Solutions reflects three months of revenue for both CrossKnowledge and Profiles International ($17M); CrossKnowledge temporarily reported on 2-month lag
- Percentage of revenue from Print Books at 50% compared to 65% in the prior year period; Talent Solutions now 25% of overall segment revenue
- Adjusted CTP rose 2% with restructuring savings offset by dilutive impact of Talent Solutions acquisitions

**Adjusted to exclude restructuring charges in FY14*

Education

(millions)	Q2 2015	Q2 2014	% of Revenue	Change (excluding FX)
Print Textbooks	$41.8	$45.2	39%	(6%)
Digital Books	$8.5	$9.4	8%	(10%)
Total Books	**$50.2**	**$54.6**	**47%**	**(7%)**
Custom Products	$16.4	$14.8	15%	11%
Course Workflow Solutions (WileyPLUS)	$18.4	$15.9	17%	16%
Education Services (Deltak)	$19.7	$16.6	19%	19%
Other Education Revenue	$1.8	$1.9	2%	(4%)
TOTAL REVENUE	**$106.5**	**$103.7**	**100%**	**3%**
ADJUSTED CONTRIBUTION TO PROFIT (CTP)*	**$19.5**	**$22.4**		**(11%)**

- Strong revenue growth in Education Services, Course Workflow Solutions, and Custom Products partially offset by decline in Books
- Books revenue year-to-date increased 1%
- Education Services (Deltak) revenue up 19%
  - — University of Birmingham signed as first European partner (11th largest university in the UK)
  - — Total count of 37 partners and 181 programs
- CTP decline driven by incremental investment in Education Services

**Adjusted to exclude restructuring charges in FY14*

WILEY

Shared Services Costs

(millions spent)	Q2 2015	Q2 2014*	Change (excluding FX)
Distribution and Operation Services	$22.4	$25.3	(12%)
Technology and Content Management	$59.5	$59.8	(1%)
Finance	$12.8	$13.5	(5%)
Other Administration	$27.8	$25.2	10%
Total	**$122.5**	**$123.8**	**(1%)**

- Distribution and Operation Services cost reduction driven by restructuring savings, including a more variable cost structure to track with declining print volumes
- Technology (excluding Content Management) increased 7% for the quarter and 9% year-to-date
- Full year Technology spend still expected to increase by roughly 10% over prior year
- Higher Other Administration reflects added operating costs of acquisitions

**Adjusted to exclude restructuring charges and impairment charges*

Other Updates

Research Reorganization

- Consolidation of all journal-related products and services to enable sharper focus on managing the full journal portfolio
- Books-related portion of Research will be supported by Professional Development to achieve operating synergies

Third Quarter Restructuring Charge

- Roughly half related to the completion of facility consolidations and dispositions in connection with prior restructuring actions
- Charge will also include severance costs for reorganization and portfolio consolidation plans, primarily in Research and books
- Total expected charge of approximately $18 million

** Includes $0.10/share dilution from recent acquisitions*

Balance Sheet and Cash Flow

Balance Sheet *(millions)*	As of 10/31/14	As of 10/31/13
Cash and Cash Equivalents	$198.9	$149.7
Debt	$799.5	$647.9
Net Debt	$600.6	$498.2
Net Debt to EBITDA (ttm)	1.4	1.6

Free Cash Flow *(millions)*	1H 2015	1H 2014
Net Income	$87.4	$72.1
Operating Cash Flow	**($94.1)**	**($66.5)**
Capex (Technology)	($29.6)	($26.2)
Composition spending	($16.9)	($19.3)
Free Cash Flow	**($140.7)**	**($112.0)**
Selected Uses of Cash		
Acquisitions	($172.1)	($0.7)
Dividends	($34.4)	($29.3)
Share Repurchases	($41.5)	($18.5)

- Low leverage continues to provide flexibility for investment and return of capital
- Higher cash use principally due to higher annual incentive compensation payments (paid in Q1 for prior year performance) and payments related to restructuring
- Repurchased 532K shares in Q2 @ $55.19 per share ($29.4M). 733K shares year –to-date @ $56.70 ($41.5M)

WILEY

Summary and Looking Ahead

- **Q2 Revenue +6% at constant currency**
  - Growth fueled by Journals (subscriptions +2%) and digital solutions in Education and Professional Development
  - 60% of revenue from digital and services (vs. 53% in the prior year period)
- **Q2 Adjusted Operating Income +10% growth at constant currency**
  - Increase driven by revenue growth and cost savings from restructuring
  - Continued investment in Technology, Talent Solutions and Education Services
- **Q2 Adjusted EPS +8% growth at constant currency**
- **Reaffirming full year guidance:**
  - Mid-single-digit revenue growth
  - EPS in a range of $3.25 to $3.35

WILEY

Second Quarter Fiscal 2015 Earnings Update

December 9, 2014







Like